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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                             The Dwyer Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                              THE DWYER GROUP, INC.
                         1010 N. University Parks Drive
                                Waco, Texas 76707

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 15, 2003

To the Shareholders of THE DWYER GROUP, INC.:

         NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of The Dwyer Group, Inc., a Delaware corporation (the "Company") will be held at the offices of the Company located at 1010 N. University Parks Drive, Waco, Texas, on Tuesday, July 15, 2003, at 10:00 A.M., local time, for the following purposes:

         (a) To elect seven directors of the Company to serve until the next annual meeting of the shareholders or until their respective successors shall be elected and qualified;

         (b) To ratify the appointment of BDO Seidman, LLP as independent accountants for the Company and its wholly owned subsidiaries for the year ended December 31, 2003; and

         (c) To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

         Only shareholders of record at the close of business on June 9, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of shareholders entitled to vote at the meeting will be available at the meeting for examination by any shareholder.

         It is desirable that as large a proportion as possible of the shareholders' interests be represented at the meeting. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR STOCK WILL BE REPRESENTED. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy or by attending the annual meeting of shareholders and withdrawing the proxy. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.


                                            By Order of the Board of Directors



                                                    DEBORAH WRIGHT-HOOD
                                                         Secretary



WACO, TEXAS
June 18, 2003

                              THE DWYER GROUP, INC.
                         1010 N. University Parks Drive
                                Waco, Texas 76707


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 15, 2003


         This Proxy Statement is furnished to shareholders of The Dwyer Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on Tuesday, July 15, 2003 at 10:00 a.m. CDT at the Company's headquarters in Waco, Texas. Proxies in the form enclosed, if properly executed, returned to the Company prior to the meeting, and not revoked, will be voted at the meeting. The proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company. This Proxy Statement and the enclosed proxy card will first be sent to the shareholders on June 18, 2003. The included 2002 Annual Report on Form 10-KSB does not form any part of the proxy solicitation material.

                            OUTSTANDING COMMON STOCK

         The record date for shareholders entitled to vote at the annual meeting is June 9, 2003. At the close of business on that date, the Company had issued and outstanding and entitled to vote at the meeting 7,086,931 shares of Common Stock, $0.10 par value ("Common Stock"), and 647,254 shares of Common Stock were held in the Company's treasury.

                          ACTION TO BE TAKEN AT MEETING

         The accompanying proxy, if signed and returned, unless the shareholder otherwise specifies in the proxy, will be voted (1) FOR the election as directors of the Company, the seven persons named under "Election of Directors";
(2) FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent accountants for the fiscal year ending December 31, 2003; and (3) at the discretion of the proxy holder, on any other matter or business that may properly come before the meeting or any postponements or any adjournments thereof. Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting, the Secretary of the Company ("Proxy Holder") may vote the proxies in her discretion. The directors do not know of any such other matter or business.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in their name at the close of business on the record date. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal (other than the election of directors) as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

         To be elected a director, each nominee must receive a plurality of all of the votes cast at the meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the Proxy Holder may vote the proxies for election of any other person the Board of Directors may recommend. Each nominee has expressed their intention to serve the entire term for which election is sought.

         A favorable vote by the holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote thereon at the annual meeting, is required to ratify and approve the appointment of BDO Seidman, LLP as independent accountants for the Company for the year ended December 31, 2003.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of December 31, 2002, certain information regarding the beneficial ownership of Common Stock by (i) each of the named executive officers, (ii) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (iii) each director of the Company and (iv) all directors and officers as a group:


                                                                                      BENEFICIAL OWNERSHIP (1)
                                                                                ------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                            NUMBER OF SHARES         PERCENT (2)
------------------------------------                                            ----------------         -----------
Dwyer Investments, Ltd. (4)                                                         3,800,706               53.8%
Donald J. Dwyer Family Trust (4)                                                      115,659                1.6%
Theresa Dwyer (3) (5) (6) (7)                                                       4,236,853               60.0%
Donald J. Dwyer, Jr. (3) (7) (8) (9)                                                  685,422                9.7%
Dina Dwyer-Owens (3) (8) (9)                                                          569,015                8.0%
Robert Tunmire (3) (8) (10)                                                           683,934                9.6%
Deborah Wright-Hood (3) (8)                                                           562,284                8.0%
Thomas Buckley (3) (11)                                                               127,105                1.8%
John Hayes (12)                                                                        60,670                  *
Burton D. Cohen (13)                                                                       --                  *
Donald E. Latin (14)                                                                   32,500                  *
Michael Bidwell (3) (15)                                                              129,345                1.8%
Darren Dwyer (3) (8)                                                                  533,215                7.6%
Douglas Dwyer (3) (8)                                                                 550,597                7.8%
Donna Dwyer-Van Zandt (3) (8)                                                         559,879                7.9%
Renaissance Capital Growth & Income Fund III (16)                                     675,000                9.6%
All officers and directors as a group (ten people) (5) (6) (17)                     4,729,735               63.5%

----------

*Less than 1%.


(1) Each beneficial owner's percentage ownership is determined by including shares over which the person has voting power or dispositive power and by assuming that exercisable options that are held by such person (but not those held by any other person) have been exercised. Except as noted, we believe that all persons named in the table have voting or dispositive power (as noted) with respect to all shares of Common Stock beneficially owned by them.

(2) Based on a total of 7,063,931 shares of Common Stock outstanding prior to the exercise of any outstanding options or warrants.

(3) The principal business address of each of these individuals is c/o the Company, 1010 N. University Parks Drive, Waco, Texas 76707.

(4) Mr. Dwyer, former Chairman of the Board, President and CEO of the Company, died in 1994. In 1997, his Estate distributed 4,077,501 shares of Common Stock beneficially owned by the Estate to Ms. Theresa Dwyer with the remaining 115,423 shares distributed to the Donald J. Dwyer Family Trust (the "Trust), of which Ms. Theresa Dwyer and Mr. Donald Dwyer, Jr. are Co-Trustees. Also in 1997, Ms. Theresa Dwyer contributed 3,899,182 beneficially owned shares, and the Trust contributed 115,092 beneficially owned shares, to Dwyer Investments, Ltd. (the "Partnership") in exchange for equity interests. In 1998, Ms. Theresa Dwyer sold 13.3% limited partnership interests in the Partnership to The Donald J. Dwyer, Jr. GST Trust, The Donna Dwyer-Van Zandt GST Trust, The Deborah Wright-Hood GST Trust, The Dina Dwyer-Owens GST Trust, The Darren Dwyer GST Trust, The Douglas Dwyer GST Trust, (each individual is trustee of their generation-skipping trusts), and to Mr. Robert Tunmire, individually. Ms. Theresa Dwyer, as managing partner, has sole dispositive power over the stock owned by the Partnership. The principal address for the Partnership and the Trust is c/o the Company, 1010 N. University Parks Drive, Waco, Texas, 76707.

(5) Includes beneficial ownership of 295,000 shares of Common Stock acquired in 1999 pursuant to a stock option agreement with the Company.

(6) Includes 3,800,706 shares of Common Stock of the Partnership over which Ms. Theresa Dwyer has sole dispositive power as Managing Partner.

(7) Includes 115,659 shares of Common Stock of the Trust over which Ms. Theresa Dwyer and Donald J. Dwyer, Jr., have shared voting power as Co-Trustees.

(8) Includes 533,215 shares of Common Stock of the Partnership over which the individual has full voting power, but no dispositive power.

(9) Includes 5,000 shares of Common Stock now exercisable under an Incentive Stock Option Plan.

(10) Includes 100,000 shares of Common Stock now exercisable under an Incentive Stock Option Plan.

(11) Includes 93,405 shares of Common Stock now exercisable or exercisable within 60 days under an Incentive Stock Option Plan.

(12) Includes 60,420 shares of Common Stock now exercisable or exercisable within 60 days pursuant to stock options. The principal business address of Mr. Hayes is 6612 Dupper Court, Dallas, Texas 75252.

(13) The principal business address of Mr. Cohen is 300 Cedar Avenue, Highland Park, IL 60035.

(14) Includes 22,000 shares of Common Stock now exercisable or exercisable within 60 days pursuant to stock options. The principal business address of Mr. Latin is 3102 Maple Avenue, Suite 450, Dallas, TX 75201.

(15) Includes 97,600 shares of Common Stock now exercisable or exercisable within 60 days under an Incentive Stock Option Plan.

(16) The principal business address of Renaissance Capital Growth & Income Fund III, Inc. is c/o Renaissance Capital Group, Inc., 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(17) Includes 383,425 shares of Common Stock now exercisable or exercisable within 60 days under an Incentive Stock Option Plan.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         Seven directors are to be elected at the annual meeting. Directors are elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Shareholders are not permitted to cumulatively vote their shares in connection with the election of directors.

NOMINEES FOR DIRECTOR

         Set forth below is certain information concerning the persons nominated for election as directors of the Company.

         Theresa Dwyer, 68, has been Chairperson of the Board of Directors since July of 1995, and Director of the Company since December of 1994. She is the majority stockholder of the following privately held companies: Worldwide Refinishing Systems, Inc., Worldwide Supply, Inc., and Dwyer Real Estate. Mrs. Dwyer also serves as Managing Partner of Dwyer Investments, Ltd.

         Dina Dwyer-Owens, 40, has served as President and Chief Executive Officer since January 1, 1999 and has been a Director of the Company since 1989. Prior to that time, she served as Vice President of Operations since September of 1995 after serving as Co-Chairperson of the Board of Directors from December of 1994 to July of 1995. Ms. Dwyer-Owens also served as Secretary of the Company from 1989 through December of 1998. She also serves as Director of Rainbow, Mr. Rooter and National Accounts. Ms. Dwyer-Owens has approximately 21 years experience in the franchising industry.

         Robert Tunmire, 44, has been Executive Vice President, Director of Franchise Sales and President of Glass Doctor since January of 1999. Prior to that time, he served as President and Chief Executive Officer of the Company since December of 1994 after serving as Executive Vice President since June of 1993. Mr. Tunmire served as President of the Company, then operating as Mr. Rooter Corporation, from January of 1992 through May of 1993. From 1989 to 1992, he served as Vice President of Mr. Rooter. From December of 1980 until May of 1989, Mr. Tunmire was employed by Rainbow, most recently as Executive Vice President of Franchise Counseling. He also serves as Director of Mr. Rooter and National Accounts. Mr. Tunmire has approximately 26 years experience in the franchising industry.

         Donald J. Dwyer, Jr., 38, has served as a Director since May of 1989. Mr. Dwyer is currently, and has been since 1994, employed by the Company as Director of International Operations. He previously served as Director of International Operations for Rainbow from 1987 to 1994. He also serves as Director of Rainbow and Mr. Rooter. Mr. Dwyer has approximately 18 years experience in the franchising industry.

         John P. Hayes, 53, has served as a Director since July of 1994. He founded and served, from January of 1987 to 1995, as President of The Hayes Group, Inc., an international marketing and promotion company specializing in franchised businesses. Since January of 1996, Mr. Hayes has served as a consultant to franchisors. Mr. Hayes has approximately 23 years experience in the franchising industry.

         Donald E. Latin, 72, has served as a Director since July of 1995. He founded and, since 1986, has served as President of D. Latin and Company, Inc., an investment banking company which provides such corporate finance services as: the raising of capital, mergers and acquisitions, valuation of businesses, fairness opinions, and other financial advisory services.

         Burton D. Cohen, 63, was elected as a Director in May of 2002. Since July of 1999, Mr. Cohen has served as a business consultant. In July of 1999, he retired as Senior Vice President and Chief Franchising Officer of McDonald's Corporation, a position he held since 1980. In that role, he was responsible for overseeing McDonald's franchising activities worldwide. During that time, he also served as Advisory Member of McDonald's Corporation Board of Directors. Mr. Cohen was with McDonald's for a total of 35 years. Prior to 1980, he served as Assistant General Counsel and Director of McDonald's corporate legal department.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         The executive officers of the Company are as follows:

NAME                                 AGE       POSITION
----                                 ---       --------
Dina Dwyer-Owens..................   40        President, Chief Executive Officer and Director
Robert Tunmire....................   44        Executive Vice President and Director
Thomas J. Buckley.................   56        Vice President, Treasurer and Chief Financial Officer
Deborah Wright-Hood...............   41        V.P. of Administration, Secretary and Assistant Treasurer
Michael Bidwell...................   44        Chief Operating Officer

(1) Information concerning the business experience of Mr. Tunmire and Ms. Dwyer-Owens is provided under the section entitled "Election of Directors".

         Thomas J. Buckley has served as Treasurer and Chief Financial Officer since August of 1997 and as Vice President since June of 1998. He served as President of Mr. Electric from May of 1999 to May of 2002. Prior to employment by the Company, he served as Chief Financial Officer of Watermarc Food Management Co. ("Watermarc") since 1994. Mr. Buckley resigned as an officer of Watermarc effective July 1, 1997. In January of 1999, Watermarc filed for bankruptcy protection under Chapter XI of the U.S. Bankruptcy Code. From 1990 to 1994, Mr. Buckley served as Vice President of Finance and Franchising for Western Sizzlin' Restaurants. Mr. Buckley has also owned and operated his own franchising business as a regional franchisor of SpeeDee Oil Change & Tune-Up, and has 21 years overall experience in the franchising industry.

         Deborah Wright-Hood has served as Secretary of the Company since December of 1998 and as Vice President of Administration since June of 1998. Prior to that time, she was employed by the Company in various capacities since 1985, including Director of Administration since 1994. Ms. Wright-Hood was also President of Worldwide Supply, Inc. from 1985 until December of 2000. She also serves as Director of Aire Serv, Mr Appliance, Mr. Electric, Rainbow and Glass Doctor. Ms. Wright-Hood has over 23 years experience in the franchising industry.

         Michael Bidwell has been Chief Operating Officer since July of 2000, has been President of Rainbow since July of 1995 and President of Mr. Rooter and Mr. Appliance since August of 1998. Mr. Bidwell was a Rainbow franchisee in Tucson, Arizona from April of 1984 to June of 1995, and a Mr. Rooter franchisee from August of 1992 to June of 1995. From 1986 to June of 1995, Mr. Bidwell served as President of Ramsoo, Inc., an Arizona corporation, which operated the Rainbow and Mr. Rooter franchises in Tucson, Arizona. From November of 1987 until July of 1995, Mr. Bidwell was also a franchisee and regional director for Worldwide Refinishing Systems, Inc., a third party associated with the Company. Mr. Bidwell also serves as a Director of National Accounts. Mr. Bidwell has over 19 years experience in the franchising industry.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

The following information sets forth compensation earned by the Company's Chief Executive Officer and all other of its named executive officers whose annual compensation exceeded $100,000 in 2002, for services rendered for the Company and its Subsidiaries during the fiscal years indicated:


                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG TERM
                                                            ANNUAL COMPENSATION                       COMPENSATION
                                             -----------------------------------------------      ----------------------
           NAME AND                                                                               SECURITIES UNDERLYING
      PRINCIPAL POSITION            YEAR       SALARY($)          BONUS($)         OTHER($)              OPTIONS
      ------------------            ----     -------------        ---------        ---------       ---------------------
Dina Dwyer-Owens,                   2002         $ 170,779        $  55,842             --                    --
   President and CEO                2001           152,942           19,615             --                    --
                                    2000           142,822           40,172             --                    --

Robert Tunmire,                     2002     (1) $ 195,604        $ 178,385             --                    --
   Executive Vice President         2001     (1)   128,124          175,566             --                    --
                                    2000     (1)   125,716          132,650             --                    --

Thomas J. Buckley,                  2002         $ 131,515        $  92,486             --                 5,000
   Vice President & Chief           2001           126,500           33,065             --                25,000
   Financial Officer                2000           126,890           68,072             --                 5,000

Michael Bidwell,                    2002         $ 127,024        $ 117,313             --                 5,000
   Chief Operating Officer          2001           130,062          119,424             --                    --
                                    2000           117,756          235,372             --                 5,000

Deborah Wright-Hood                 2002         $ 106,999        $  24,116             --                    --
   Secretary & Vice                 2001           100,486           11,038             --                    --
   President of                     2000            87,000           19,149             --                    --
   Administration

----------

(1) Includes salary plus commissions from franchise sales.


                     THIS SECTION LEFT INTENTIONALLY BLANK.

         The following table sets forth information regarding options granted to the named executive officers during the fiscal year ended December 31, 2002:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                 NUMBER OF        PERCENT OF TOTAL
                                 SECURITIES      OPTIONS GRANTED TO        EXERCISE
                                 UNDERLYING          EMPLOYEES             OR BASE           EXPIRATION
     NAME                     OPTIONS GRANTED      IN FISCAL YEAR          PRICE (1)            DATE
     ----                     ---------------    ------------------        ---------         ----------
Dina Dwyer-Owens                       --                 --                    --                  --
Robert Tunmire                         --                 --                    --                  --
Thomas J. Buckley                   5,000                3.2%               $ 4.05             2/28/12
Michael Bidwell                     5,000                3.2%               $ 4.05             2/28/12
Deborah Wright-Hood                    --                 --                    --                  --

----------

(1) Reflects the per share exercise price, which is equal to or greater than the closing market price of the underlying security on the date of grant.

         In relation to the Company's stock option plan, the following table shows option exercises during the year ended December 31, 2002 and the value of unexercised options at December 31, 2002 for the named executive officers who exercised options during 2002 or who had unexercised options at December 31, 2002:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                           NUMBER OF
                                                                           SECURITIES
                                                                           UNDERLYING                 VALUE OF
                                                                          UNEXERCISED             UNEXERCISED IN-
                                                                        OPTIONS AT FISCAL         THE-MONEY OPTIONS
                                                                            YEAR END             AT FISCAL YEAR END
                            SHARES ACQUIRED                              (EXERCISABLE/             (EXERCISABLE/
       NAME                   ON EXERCISE         VALUE REALIZED         UNEXERCISABLE)          UNEXERCISABLE) (1)
       ----                 ---------------       --------------        -----------------        ------------------
Dina Dwyer-Owens                  --                   --                  5,000 / -0-               $9,775 / $0
Robert Tunmire                    --                   --                 100,000 / -0-             $133,000 / $0
Thomas J. Buckley                 --                   --                90,405 / 35,800         $172,333 / $50,308
Michael Bidwell                   --                   --                86,600 / 14,400         $109,141 / $16,269

----------

(1) The closing price of the Company's Common Stock on December 31, 2002 was $3.83 per share.

COMPENSATION OF DIRECTORS

         The Company pays each non-employee director a fee of $35,000 for his service each year on the Company's Board of Directors, including service as a member of a standing committee of the Board of Directors. Non-employee directors are also eligible to receive stock options. The Company does not have a standing policy regarding issuance of stock options to its non-employee directors. During the 2002 fiscal year, the Company issued options to acquire (i) 10,000 shares of common stock at $3.74 per share to each of Donald E. Latin and Burton D. Cohen and (ii) 40,000 shares of common stock at $4.20 per share to Mr. Cohen. Additionally, the Company reimburses each director for expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

         The Company is considering merging with and into a wholly-owned subsidiary of TDG Holding Company. The terms of the proposed merger transaction are more fully described in the Company's proxy statement filed with the Securities and Exchange Commission on June 13, 2003. In connection with the merger transaction, Mr. Latin, Mr. Cohen and John P. Hayes, each a non-employee director of the Company, were elected to a special committee of the Board of Directors formed to evaluate the proposed merger transaction and any other proposed transaction received from other parties, and make recommendations to the Company's Board of Directors. In consideration for the substantial amount of time demanded by the merger transaction, the Company agreed to pay each member of the special committee $1,500 per meeting of the special committee, which amount will be paid regardless of whether or not the transaction is completed. The members of the special committee will receive an additional fixed amount payable only upon the closing of a transaction consisting of the sale of all or substantially all of the assets or the stock of the Company, or the acquisition of the Company by tender offer, merger, consolidation or other business combination. The contingent nature of the additional payment was intended to reduce the financial burden to the Company and its shareholders in the event a transaction is not completed. Upon consummation of the merger, Mr. Latin, chairman of the special committee, will receive $150,000, and Mr. Cohen and Mr. Hayes, members of the special committee, will each receive $125,000. The payments to the special committee will not exceed $500,000 in the aggregate.

                   PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company, upon recommendation of the Audit Committee, has appointed the firm of BDO Seidman, LLP to serve as independent accountants of the Company for the year ending December 31, 2003, subject to ratification of this appointment by the shareholders of the Company. BDO Seidman, LLP is considered by the Board of Directors of the Company to be well qualified.

         One or more representatives of BDO Seidman, LLP will be available during the Annual Meeting of Shareholders to respond to appropriate questions.

         Ratification of the appointment of the independent accountants requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock of the Company voting in person or by proxy at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will reconsider the appointment.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY, AS PROPOSED ABOVE.

                              CERTAIN TRANSACTIONS


         The Company engages in a number of transactions with our Chairperson of the Board and majority stockholder, Ms. Theresa Dwyer ("Ms. Dwyer"), and with entities controlled by Ms. Dwyer ("Affiliates").

         In 2001, the Company purchased its principal executive and administrative facilities (land, buildings and equipment) from Ms. Dwyer for approximately $3.7 million, which equaled the independently appraised value of the facilities. In accordance with generally accepted accounting principles, the transaction was recorded at her basis of approximately $2.8 million, with the difference being reflected as a reduction in stockholders' equity. A portion of the $3.7 million payment was funded by a $2.9 million bank loan collateralized by the facilities. Ms. Dwyer used a portion of the monies received in the sale of the facilities to pay off approximately $2.2 million of related party debt. The Company used the excess cash of approximately $1.5 million netted from the above transactions for improvements to the property, payment of existing debt, and for additional working capital.

         In December of 2002, the Company purchased a house and vacant property adjacent to its principal executive and administrative facilities from Ms. Dwyer for approximately $332,000, which equaled the independently appraised value of the assets. In accordance with generally accepted accounting principles, the transaction was recorded at her basis of approximately $75,000, with the difference being reflected as a reduction in stockholders' equity. This entire purchase was funded through the forgiveness of related party debt.

         The Company receives promotional materials and services from Affiliates and expensed approximately $106,000 for these services in 2002, and $288,000 in 2001.

         The Company recognized income from Affiliates for accounting, administrative services, interest income, product sales, commissions and management fees of approximately $390,000 in 2002, and $479,000 in 2001. In addition, from time-to-time, the Company has made advances to the Affiliates, which generally have not had specific repayment terms and have been reflected in the Company's financial statements as accounts receivable or notes receivable from related parties. These advances typically result from the payment of an invoice by one entity for services or items performed or delivered on behalf of the Company and one or more of its Affiliates. The company that pays the invoice is reimbursed by the other companies for the appropriate amount based on a pro rata allocation of the services provided to each company.

         The Company paid an independent director approximately $33,000 in 2002 and $33,000 in 2001, for board fees. In addition, another independent director provides consulting services regarding public relations, marketing and special projects. We paid approximately $106,000 in 2002 and $108,000 in 2001 for these services and board fees. In addition, we paid a new independent director approximately $16,000 in 2002 for board fees.

         At December 31, 2002 and 2001, the Company had accounts, interest and notes receivable from related parties totaling approximately $377,000 and $490,000, respectively, the majority of which was due from Affiliates. Ms. Dwyer has guaranteed payment of all amounts due from Affiliates.

         Dina Dwyer-Owens, Deborah Wright-Hood, Donald J. Dwyer, Jr., Darren Dwyer, Douglas Dwyer, and Donna Dwyer-Van Zandt are the children of Ms. Dwyer and the late founder, Donald J. Dwyer, Sr.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC").

Officers, directors, and greater than 10 percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it with respect to the fiscal year ended December 31, 2002, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities have been complied with.

                   BOARD AND COMMITTEE MEETINGS AND STRUCTURE

         The Board of Directors met seven times during 2002 and additionally took action 51 times by means of written consent. Each director attended all of the meetings with the exception of James L. Sirbasku (a member of the Board until May of 2002), who was not present at three of the meetings. Non-employee directors are reimbursed for expenses incurred for their attendance at Board of Directors meetings and are eligible to receive stock options.

Audit Committee

         The Audit Committee, comprised of Messrs. Hayes, Latin and Cohen, met twice during 2002. Mr. Cohen replaced Mr. Sirbasku in May of 2002. Each member attended all of the meetings with the exception of Mr. Sirbasku, who was not present at one of the meetings and Mr. Cohen, who was elected subsequent to one of the meetings and therefore did not attend that meeting. The Committee operates pursuant to a charter adopted by the Board of Directors. The Committee recommends the independent certified public accountants to the Board of Directors for approval, holds discussions with the independent accountants regarding their independence and objectivity, reviews the adequacy of internal controls, reviews management's responses to any weaknesses reported by the independent accountants or others, considers the adequacy of the Audit Committee Charter reviews the Company's Securities and Exchange Commission filings and other public financial reports, and reviews significant financial reporting issues with the Company's Chief Financial Officer and independent accountants.

Compensation Committee

         The Compensation Committee, comprised of Ms. Dwyer, Messers. Hayes, Latin and Cohen, met four times during 2002 and took action twice by means of written consent. Mr. Cohen replaced Mr. Sirbasku in May of 2002. Each member attended all of the meetings with the exception of Mr. Sirbasku, who was not present at two of the meetings and Mr. Cohen who was elected subsequent to those two meetings and therefore did not attend. The Committee sets the compensation and benefit packages for key executives and makes determinations in regard to the Company's 1997 Stock Option Plan.

         The Board of Directors does not have a nominating committee.


               INDEPENDENT ACCOUNTANT AND AUDIT COMMITTEE MATTERS

General

         BDO Seidman, LLP served as the Company's independent public accountant for the year ended December 31, 2002. A representative of BDO Seidman, LLP will be available to respond to appropriate questions during the annual meeting.

Audit Committee Report

         Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountant is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit

Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee of the Board of Directors has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with management. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

         The Audit Committee has discussed the consolidated financial statements with BDO Seidman, LLP, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from BDO Seidman, LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with BDO Seidman, LLP the independence of that firm and has considered the compatibility of non-audit services with the independence of BDO Seidman, LLP.

         Based upon the above materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

                                                     The Audit Committee

                                                     Donald E. Latin, Chairman
                                                     John Hayes
                                                     Burton D. Cohen


Audit and Other Fees

         The Company incurred the fees shown in the following table for professional services provided by BDO Seidman, LLP for fiscal 2002 and 2001. The Company's Audit Committee approved all such services.

                                                            Fiscal Year
                                                      ------------------------
                                                         2002          2001
                                                      ----------    ----------
                  Audit Fees (1)                      $   93,000    $   88,000
                  Audit Related Fees                          --            --
                  Tax Fees (2)                            88,000       101,000
                  All Other Fees (3)                      15,000         6,000
                                                      ----------    ----------
                  Total                               $  196,000    $  195,000
                                                      ==========    ==========


(1) Audit fees were for audit work performed on our annual financial statements and review of the quarterly financial statements included in our quarterly reports on Form 10-Q.

(2) Tax fees were primarily for the preparation of tax returns and for tax consulting.

(3) All other fees were primarily for audits of our employee benefits plan and review of miscellaneous SEC filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Auditor.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent auditor. In recognition of this responsibility, the Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent auditor. As permitted by SEC regulations, the Audit Committee delegated the authority to pre-approve services provided by our independent auditor to the Chairman of the Audit Committee, who reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

                              SHAREHOLDER PROPOSALS

         Any proposals that shareholders of the Company desire to have presented at the 2004 annual meeting of shareholders must be received by the Company at its principal executive offices no later than December 31, 2003.

                                  MISCELLANEOUS

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors and regular officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.




                                              By Order of the Board of Directors



                                                    DEBORAH WRIGHT-HOOD
                                                         Secretary

Waco, Texas
June 18, 2003

                             THE DWYER GROUP, INC.

         The undersigned hereby (i) acknowledges receipt of the Notice dated June 18, 2003, of the Annual Meeting of Shareholders of The Dwyer Group, Inc. (the "Company") to be held at the Company's offices located at 1010 N. University Parks Drive, Waco, Texas on Tuesday, July 15, 2003, at 10:00 A.M., local time, and the Proxy Statement in connection therewith; and (ii) appoints Deborah Wright-Hood as proxy with full power of substitution, for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that the proxy vote as follows:

1) Proposal to elect the seven directors to serve until the next annual meeting of the shareholders or until their respective successors are elected and qualified.

[ ]         FOR all nominees listed            [ ]         WITHHOLD AUTHORITY to
            below (except as marked                        vote for all nominees
            to the contrary)                               listed below

Directors: Donald J. Dwyer, Jr., Theresa Dwyer, Dina Dwyer-Owens, John P. Hayes, Donald E. Latin, Burton D. Cohen, and Robert Tunmire

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2) Proposal to ratify the appointment of BDO Seidman, LLP as independent accountants for the Company and its wholly owned subsidiaries for the year ended December 31, 2003.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3) In the discretion of the proxy on any other matter that may properly come before the meeting or any adjournment thereof.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NAMED NOMINEES FOR DIRECTOR AND FOR THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

                           (Please See Reverse Side)

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such Common Stock and hereby ratifies and confirms that all proxies, their substitutes, or any of them may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                    Dated:
                                             -----------------------------------
                                    Signed:
                                             -----------------------------------
                                    Signed:
                                             -----------------------------------


                                    Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each must sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the Proxy should be signed by a duly authorized officer.

                                    Please date, sign and mail this proxy card in the enclosed envelope. No postage is required.